Exhibit 32.1

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Archer-Daniels-Midland Company (the "Company") on Form 10-Q for the quarterly period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, G. A. Andreas, Chairman and Chief Executive of the Company, certify that:

    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ G. A. Andreas

G. A. Andreas

Chairman and Chief Executive

February 13, 2004